UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2026

Corteva, Inc.

EIDP, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
Delaware	001-00815	51-0014090
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9330 Zionsville Road, Indianapolis, Indiana	46268
1000 N. West Street, Suite 800, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(833) 267-8382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Corteva, Inc.	Common Stock, par value $0.01	CTVA	New York Stock Exchange
EIDP, Inc.	$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
EIDP, Inc.	$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

At 12:03 a.m., New York City time, on October 1, 2026 (the “Effective Time”), Corteva, Inc. (the “Company”) completed its previously announced separation into two independent, publicly traded companies through the separation (“Separation”) of the Company’s seed operating segment into an independent, publicly traded company, Vylor Inc. (“Vylor”).

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Appointment and Resignation of Directors

Appointment and Resignation of Directors

In connection with the Separation, Charles V. Magro resigned from his position as a member of the Company’s Board of Directors (the “Board”) effective as of the Effective Time. Additionally, each of Kerry J. Preete, Marcos M. Lutz and Karen H. Grimes resigned from their respective positions as members of the Board, as well as their respective positions as members of various Committees thereof, in each case, effective as of the Effective Time.

As of immediately prior to the Effective Time, Ms. Grimes and Messrs. Lutz and Preete served on the following Committees:

•
Ms. Grimes served on the Audit Committee;
•
Messrs. Lutz and Preete and Ms. Grimes served on the People and Compensation Committee; and
•
Messrs. Lutz and Preete served on the Science and Innovation Committee.

Each of Messrs. Lutz’s, Magro’s and Preete’s and Ms. Grimes’ decision to resign from the Board is in connection with the Separation, and is not the result of any disagreement relating to the Company’s operations, policies or practices.

In connection with the Separation, the Board appointed Luther (“Luke”) Kissam as a director of the Company effective as of the Effective Time.

Effective as of the Effective Time, the Committees of the Board were comprised of the following members:

Committee	Members
Audit Committee	Patrick J. Ward (Chair) Gregory R. Page Nayaki R. Nayyar Christopher J. Policinski
Governance and Compliance Committee	Janet P. Giesselman (Chair) Gregory R. Page Klaus A. Engel, Ph.D. Christopher J. Policinski
People and Compensation Committee	David C. Everitt (Chair) Jean-Marc Gilson Nayaki R. Nayyar Patrick J. Ward
Science and Innovation Committee	Klaus A. Engel, Ph.D. (Chair) David C. Everitt Janet P. Giesselman Jean-Marc Gilson

None of the foregoing directors is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of such directors and any other person or the Company pursuant to which such directors were appointed to serve in his or her respective role.

Appointment and Resignation of Officers

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2026 (the “April 8-K”), in connection with the Separation, each of Mr. Magro, David P. Johnson, Samuel R. Eathington, Ph.D. and Judd M. O’Connor resigned from their respective positions as officers of the Company, effective as of the Effective Time.

As previously disclosed in the April 8-K, in connection with the Separation, (i) Mr. Kissam was appointed as Chief Executive Officer of the Company, (ii) Jeff Rudolph was appointed as Chief Financial Officer of the Company, (iii) Brook Cunningham was appointed as Chief Commercial Officer of the Company and (iv) Ralph Ford was appointed as Chief Integrated Operations Officer of the Company, in each case, effective as of the Effective Time.

Biographical information for each of Mr. Kissam, Mr. Rudolph, Ms. Cunningham and Mr. Ford and a description of Mr. Kissam’s employment agreement were previously reported in the April 8-K and are incorporated herein by reference.

None of Messrs. Kissam, Rudolph and Ford or Ms. Cunningham has any family relationship with any director or executive officer of the Company, and none is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of them and any other person pursuant to which he or she was appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEVA, INC.

Date: October 7, 2026	By:	/s/Jeff Rudolph
Name: Jeff Rudolph
Title: Chief Financial Officer

EIDP, INC.
Date: October 7, 2026	By:	/s/ Jeff Rudolph
Name: Jeff Rudolph
Title: Chief Financial Officer